Filed pursuant to Rule 424(b)(3)
Registration No. 333-219375

PROSPECTUS SUPPLEMENT NO. 2

(to prospectus dated September 25, 2017)

11,819,672 Shares

Amplify Energy Corp.

11,819,672 SHARES OF COMMON STOCK

This prospectus supplement is being filed to update and supplement information contained in the prospectus dated September 25, 2017, covering the offer and resale of up to an aggregate of 11,819,672 shares of common stock, par value $0.0001, of Amplify Energy Corp. by the selling stockholders identified in the prospectus, with information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 6, 2017.

This prospectus supplement updates and supplements the information in the prospectus and is not complete without, and may not be delivered or utilized except in combination with, the prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the prospectus and if there is any inconsistency between the information in the prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 of the prospectus and the “Risk Factors” sections in our Annual Report on Form 10-K for the year ended December 31, 2016 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K to read about risks you should consider before buying shares of our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated December 6, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2017 (November 30, 2017)

AMPLIFY ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	82-1326219
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1600 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 490-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2017, Amplify Energy Operating LLC (the “Borrower”), a wholly owned subsidiary of Amplify Energy Corp., a Delaware corporation (the “Company”), entered into the First Amendment to Amended and Restated Credit Agreement, among the Borrower, the guarantors party thereto, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “First Amendment”). The First Amendment amends the parties’ existing Amended and Restated Credit Agreement, dated as of May 4, 2017 (the “Credit Agreement”), to, among other things:

•	reflect the reduction of the borrowing base under the Credit Agreement from $475 million to $450 million, effective as of November 30, 2017, with the borrowing base to be automatically reduced by $2.5 million each month until the next scheduled redetermination of the borrowing base to occur on or about April 1, 2018;

•	remove the requirement to make mandatory prepayments of borrowings in respect of excess unrestricted cash and cash equivalents greater than $35 million; and

•	increase the hedging requirement from 50% to 75% of reasonably anticipated projected production of hydrocarbons from proved developed producing reserves and extend the deadline for entry into such hedging arrangements from December 31, 2017 to April 30, 2018.

The First Amendment also contains customary representations, warranties and agreements of the Borrower and the guarantors.

All other material terms and conditions of the Credit Agreement were unchanged.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On December 6, 2017, the Company issued a press release announcing the Borrower’s entrance into the First Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits hereto, include “forward-looking statements.” All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “would,” “should,” “could,” “expect,” “anticipate,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. These statements include, but are not limited to, statements about financial restructuring or strategic alternatives, and the Company’s expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated results with respect thereto. These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances, but such assumptions may prove to be inaccurate. Such statements are also subject to a number of risks and uncertainties, many of which are beyond the control of the Company, which may cause the

Company’s actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks and uncertainties relating to, among other things: the ability to improve the Company’s financial results and profitability following its emergence from bankruptcy; the Company’s efforts to reduce leverage; the Company’s level of indebtedness, including its ability to satisfy its debt obligations; the Company’s ability to generate sufficient cash flow to make payments on its obligations and to execute its business plan; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties following its emergence from bankruptcy; continued low or further declining commodity prices and demand for oil, natural gas and natural gas liquids; the Company’s ability to access funds on acceptable terms, if at all, because of the terms and conditions governing the Company’s indebtedness or otherwise; and changes in commodity prices and hedge positions and the risk that the Company’s hedging strategy may be ineffective or may reduce its income. Please read the Company’s filings with the SEC, including “Risk Factors” in the Company’s Annual Report on Form 10-K, and if applicable, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Company’s Investor Relations website at http://investor.amplifyenergy.com/ or on the SEC’s website at http://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. All forward-looking statements in this Current Report on Form 8-K are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of November 30, 2017, among Amplify Energy Operating LLC, the guarantors party thereto, lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated December 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2017	AMPLIFY ENERGY CORP.

	By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Senior Vice President and Chief Financial Officer

Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

dated as of November 30, 2017

among

Amplify Energy Operating LLC,

as Borrower,

The Guarantors Party Hereto,

Wells Fargo Bank, National Association,

as Administrative Agent,

and

The Lenders Party Hereto

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”), dated as of November 30, 2017 (the “First Amendment Effective Date”), is among AMPLIFY ENERGY OPERATING LLC, a limited liability company formed under the laws of the State of Delaware (the “Borrower”); AMPLIFY ACQUISITIONCO INC., a corporation formed under the laws of the State of Delaware (the “Parent”); each of the other undersigned guarantors (together with the Borrower and the Parent, collectively, the “Loan Parties”); each of the Lenders that is a signatory hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A. The Borrower, the Parent, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of May 4, 2017 (as amended, restated, amended and restated, modified or otherwise supplemented from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The Borrower, the Parent, the Administrative Agent and the Lenders desire to amend the Credit Agreement to, among other things, (i) modify certain hedging requirements under the Credit Agreement, (ii) reflect the reduction of the Borrowing Base from $475,000,000 to $450,000,000, to be effective as of the First Amendment Effective Date until otherwise redetermined pursuant to the Credit Agreement, and (iii) remove the mandatory prepayments in respect of Excess Cash.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this First Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section and exhibit references in this First Amendment refer to the respective sections and exhibits in the Credit Agreement.

Section 2. Amendments as of the First Amendment Effective Date. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the First Amendment Effective Date in the manner provided in this Section 2.

2.1 Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“ICE” has the meaning assigned to such term in the definition of “LIBO Rate”.

“LIBOR Market Index”, when used in reference to any Loan or Borrowing, means that such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the LIBOR Market Index Rate.

“LIBOR Market Index Rate” means, for any day with respect to any LIBOR Market Index Loan, a rate per annum equal to the greater of: (a) 0% and (b) the rate determined by reference to the ICE (or any other Person that takes over the administration of such rate) appearing on the relevant Reuters screen page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time on such day (or if such day is not a Business Day, then the immediately preceding Business Day), as the rate for dollar deposits with a one-month maturity. In the event that such rate is not available at such time for any reason, then the “LIBOR Market Index Rate” with respect to such LIBOR Market Index Loan shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of an amount comparable to such Loan and for a one-month maturity are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. on such day (or if such day is not a Business Day, then the immediately preceding Business Day).

2.2 Amended Definitions. The definitions of “Applicable Margin”, “Interest Payment Date”, “Permitted Unsecured Debt” and “Type” contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Applicable Margin” means, for any day, with respect to any ABR Loan, LIBOR Market Index Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Total Commitments Utilization Grid below based upon the Total Commitments Utilization Percentage then in effect:

Total Commitments Utilization Grid
Total Commitments Utilization Percentage	≤	25%	≤	> 25% 50%	≤	> 50% 75%	≤	> 75% 90%	> 90%
Eurodollar Loans		3.00%		3.25%		3.50%		3.75%	4.00%
LIBOR Market Index Loans		3.00%		3.25%		3.50%		3.75%	4.00%
ABR Loans		2.00%		2.25%		2.50%		2.75%	3.00%
Commitment Fee Rate		0.50%		0.50%		0.50%		0.50%	0.50%

Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12 and such failure continues for more than 10 Business Days from the date when such Reserve Report is due, then the “Applicable Margin” means the rate per annum set forth on the grid when the Total Commitments Utilization Percentage is at its highest level until such Reserve Report is delivered.

“Interest Payment Date” means (a) with respect to any ABR Loan and any LIBOR Market Index Rate Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Permitted Unsecured Debt” means unsecured Debt incurred by the Borrower or the Parent; provided that:

(a) such Debt shall be in an aggregate principal amount not to exceed $80,000,000 (provided that the amount of any paid in kind interest added to the principal amount of such Debt following its issuance shall not count towards the maximum aggregate principal amount set forth in this clause (a));

(b) subject to Section 9.04(b)(iii), such Debt shall bear interest (excluding default interest) payable in cash at a rate no greater than 3% per annum;

(c) such Debt shall bear interest (excluding default interest) payable in kind, together with interest payable in cash, at a rate no greater than the weighted average interest rate applicable to the Loans at the time of incurrence of such Debt;

(d) such Debt shall not mature sooner than the date which is 180 days following the Maturity Date at the time of the incurrence of such Debt;

(e) such Debt shall not provide for or otherwise require any scheduled payment of principal, voluntary or mandatory prepayment or other Redemption prior to the scheduled maturity date of such Debt;

(f) the Borrower or its Loan Parties have entered into Swap Agreements on terms consistent with Section 9.18 in respect of commodities (i) with a Lender or an Affiliate of a Lender and (ii) the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) are no less than, as of the date of the incurrence of such Debt, 75% of the reasonably anticipated projected production of Hydrocarbons from Proved Developed Producing Reserves included in the most recent Reserve Report for each year during the three-year period following the date of such incurrence for each of crude oil, natural gas and natural gas liquids, (which, in the case of natural gas liquids, may be hedged with Swap Agreements for crude oil), each calculated separately;

(g) such Debt is issued at par with no original issue discount or upfront fees payable in respect of such Debt; provided that upfront fees may be payable on the scheduled maturity date of such Debt or upon payment in full of such Debt, so long as all Indebtedness has been paid in full and the Commitments terminated prior to any payment of such upfront fees, so long as any such upfront fees are no greater than the market rates for upfront fees at the time such Debt is incurred;

(h) immediately after giving effect to the incurrence of such Debt and the application of the proceeds thereof, no Default or Event of Default shall exist; and

(i) such Debt shall be subject to a Subordination Agreement.

2.3 “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate, the LIBOR Market Index Rate or the Adjusted LIBO Rate.

2.4 Deletion of Definition. Section 1.02 of the Credit Agreement is hereby amended by deleting the definition of “Excess Cash” in its entirety.

2.5 Amendment to Section 2.02(b) of the Credit Agreement. The first sentence of Section 2.02(b) of the Credit Agreement is hereby amended and restated in its entirety to read in in full as follows:

Subject to Section 3.03 and Section 5.06, each Borrowing shall be comprised entirely of ABR Loans, LIBOR Market Index Loans or Eurodollar Loans as the Borrower may request in accordance herewith.

2.6 Amendment to Section 2.02(c) of the Credit Agreement. The first reference to “ABR Borrowing” contained in Section 2.02(c) of the Credit Agreement is hereby deleted and replaced with a reference to “ABR Borrowing or LIBOR Market Index Borrowing”.

2.7 Amendment to Section 2.03 of the Credit Agreement. The first reference to “ABR Borrowing” contained in Section 2.03 of the Credit Agreement is hereby deleted and replaced with a reference to “ABR Borrowing or a LIBOR Market Index Borrowing”.

2.8 Amendment to Section 2.03(iii) of the Credit Agreement. The first reference to “ABR Borrowing” contained in Section 2.03(iii) of the Credit Agreement is hereby deleted and replaced with a reference to “ABR Borrowing, a LIBOR Market Index Borrowing”.

2.9 Amendment to Section 2.04(c)(iii) of the Credit Agreement. The first reference to “ABR Borrowing” contained in Section 2.04(c)(iii) of the Credit Agreement is hereby deleted and replaced with a reference to “ABR Borrowing, a LIBOR Market Index Borrowing”.

2.10 Amendment to Section 3.02(a) of the Credit Agreement. Section 3.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

ABR Loans and LIBOR Market Index Loans. The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate. The Loans comprising each LIBOR Market Index Borrowing shall bear interest at the LIBOR Market Index Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

2.11 Amendment to Section 3.02(e) of the Credit Agreement. The last sentence of Section 3.02(e) of the Credit Agreement is hereby amended and restated in its entirety to read in in full as follows:

The applicable Alternate Base Rate, LIBOR Market Index Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.

2.12 Amendment to Section 3.04(b) of the Credit Agreement. The first reference to “ABR Borrowing” contained in Section 3.04(b) of the Credit Agreement is hereby deleted and replaced with a reference to “ABR Borrowing or a LIBOR Market Index Borrowing”.

2.13 Amendment to Section 3.04(c)(iv) of the Credit Agreement. Section 3.04(c)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, second, ratably to any LIBOR Market Index Borrowings then outstanding, and third to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to such Eurodollar Borrowing in such order as the Borrower may direct.

2.14 Amendment to Section 3.04(e) of the Credit Agreement. Section 3.04(e) of the Credit Agreement is hereby amended and restated in its entirety to read in its entirety as “[Reserved.]”.

2.15 Amendment to Section 5.01(a) of the Credit Agreement. Each reference to “Eurodollar Loan” contained in Section 5.01(a) of the Credit Agreement is hereby deleted and replaced with a reference to “Eurodollar Loan, LIBOR Market Index Loan”.

2.16 Amendment to Section 5.02 of the Credit Agreement. The first reference to “ABR Loan” contained in Section 5.02 of the Credit Agreement is hereby deleted and replaced with a reference to “ABR Loan or a LIBOR Market Index Loan”.

2.17 New Section 5.06 of the Credit Agreement. A new Section 5.06 is hereby added to the Credit Agreement immediately following Section 5.05 thereof, which Section 5.06 shall read in full as follows:

Section 5.06 Availability of LIBOR Market Index Loans. Notwithstanding any other provision of this Agreement, in the event that any Lender determines in its sole discretion that LIBOR Market Index Loans are not available to be made by it for any reason (including, without limitation, as a result of such Loans becoming illegal or such Lender determining that adequate and reasonable means do not exist for determining the LIBOR Market Index Rate), then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof, (b) no Lender shall be required to make LIBOR Market Index Loans (and the Borrower shall not be entitled to request LIBOR Market Index Loans or convert any other Loans into LIBOR Market Index Loans) until such Lender notifies the Borrower and the Administrative Agent that LIBOR Market Index Loans are again available to be made by such Lender, and (c) if such Lender so requests by notice to the Borrower and the Administrative Agent, all LIBOR Market Index Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice.

2.18 Amendment to Section 6.02(f) of the Credit Agreement. Section 6.02(f) of the Credit Agreement is hereby amended and restated in its entirety to read in its entirety as “[reserved.]”.

2.19 Amendment to Section 8.01(q) of the Credit Agreement. Section 8.01(q) of the Credit Agreement is hereby amended and restated in its entirety to read in its entirety as “[reserved.]”.

2.20 Amendment to Section 8.18 of the Credit Agreement. Section 8.18 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Hedging Requirements. On or prior to April 30, 2018, the Borrower or any other Loan Party shall enter into Swap Agreements on terms consistent with Section 9.18 with Approved Counterparties to hedge a notional volume of not less than, in the aggregate, 75% of the reasonably anticipated projected production of Hydrocarbons from Proved Developed Producing Reserves included in the most recent Reserve Report for each calendar month during 2018 and 2019 of crude oil, natural gas and natural gas liquids, (which, in the case of natural gas liquids, may be hedged with Swap Agreements for crude oil), each calculated separately.

2.21 Amendment to Exhibit B of the Credit Agreement. Clause (iii) in Exhibit B of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:Requested Borrowing is to be [an ABR Borrowing] [a LIBOR Market Index Borrowing] [a Eurodollar Borrowing];

2.22 Amendment to Exhibit C of the Credit Agreement. Clause (iii) in Exhibit C of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

The resulting Borrowing is to be [an ABR Borrowing] [a LIBOR Market Index Borrowing] [a Eurodollar Borrowing] [; and]

Section 3. Borrowing Base Redetermination and Reduction in Aggregate Elected Commitment Amounts. Effective as of the First Amendment Effective Date until the next Redetermination Date in accordance with the provisions of Section 2.07 of the Credit Agreement, the Borrowing Base shall be $450,000,000 and such amount shall be automatically reduced by $2,500,000 on the first day of each calendar month following the First Amendment Effective Date to and including April 1, 2018. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(f) or Section 8.13(c) of the Credit Agreement.

Section 4. Conditions Precedent to this First Amendment. The effectiveness of the amendments to the Credit Agreement contained in Section 2 hereof is subject to the following:

4.1 The Administrative Agent shall have received counterparts of this First Amendment from the Loan Parties and the Lenders party hereto.

4.2 The Administrative Agent shall have received payment in full of a consent fee for the benefit of the Lenders party hereto in an amount for each such Lender equal to ten (10) basis points (0.10%) of the amount of such Lender’s Commitment as of the First Amendment Effective Date.

4.3 All fees and expenses due and owing to Linklaters LLP invoiced at least two (2) Business Days prior to the First Amendment Effective Date shall have been paid or reimbursed by the Borrower.

4.4 No Default, Event of Default or Borrowing Base Deficiency shall exist immediately prior to or after giving effect to the amendments to the Credit Agreement contained in Section 2 hereof or the redetermination of the Borrowing Base provided for in Section 3 hereof.

The Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this First Amendment, and such notice shall be conclusive and binding.

Section 5. Representations and Warranties; Etc. Each Loan Party hereby affirms: (a) that as of the date hereof, all of the representations and warranties contained in each Loan Document to which such Loan Party is a party are true and correct in all material respects as though made on and as of the date hereof (unless made as of a specific earlier date, in which case, was true as of such date and except to the extent that any such representation and warranty is qualified by materiality, in which case such representation and warranty shall continue to be true and correct in all respects), (b) no Default or Event of Default exists under the Loan Documents or will, after giving effect to this First Amendment, exist under the Loan Documents and (c) no Material Adverse Effect has occurred.

Section 6. Miscellaneous.

6.1 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this First Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this First Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby. This First Amendment is a Loan Document for all purposes under the Loan Documents.

6.2 Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (a) acknowledges the terms of this First Amendment, (b) ratifies and affirms its obligations under the Guaranty Agreement and the other Loan Documents to which it is a party, as amended hereby, (c) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Loan Documents to which it is a party, as amended hereby, (d) ratifies and affirms all Liens granted by it pursuant to the Loan Documents to secure the Indebtedness (except to the extent that such Liens have been released in accordance with the Loan Documents) and (e) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party, as amended hereby, remains in full force and effect with respect to the Indebtedness.

6.3 Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this First Amendment by facsimile or electronic (e.g., pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

6.4 No Oral Agreement. THIS WRITTEN FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

6.5 Governing Law. THIS FIRST AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for fees and expenses in connection with this First Amendment pursuant to the terms and conditions of Section 12.03 of the Credit Agreement.

6.7 Severability. Any provision of this First Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.8 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6.9 Release. EACH OF THE LOAN PARTIES, ON ITS OWN BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS (EACH OF THE FOREGOING, COLLECTIVELY, THE “RELEASING PARTIES”), HEREBY ACKNOWLEDGES AND STIPULATES THAT AS OF THE DATE OF THIS FIRST AMENDMENT, NONE OF THE RELEASING PARTIES HAS ANY CLAIMS, CAUSES OF ACTION, DEMANDS OR LIABILITIES OF ANY KIND WHATSOEVER, WHETHER DIRECT OR INDIRECT, FIXED OR CONTINGENT, LIQUIDATED OR UNLIQUIDATED, DISPUTED OR UNDISPUTED, KNOWN OR UNKNOWN, AGAINST, OR ANY GROUNDS OR CAUSE FOR REDUCTION, MODIFICATION, SET ASIDE OR SUBORDINATION OF THE INDEBTEDNESS OR ANY LIENS OR SECURITY INTERESTS OF, IN EACH CASE WHICH ARISE OUT OF OR ARE RELATED TO THE INDEBTEDNESS OR ANY OF THE LOAN DOCUMENTS (EACH, A “RELEASED CLAIM”), THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE OTHER SECURED PARTIES OR ANY OF THEIR AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, OR REPRESENTATIVES, OR AGAINST ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS (EACH OF THE FOREGOING, COLLECTIVELY, THE “RELEASED PARTIES”). IN PARTIAL CONSIDERATION FOR THE AGREEMENT OF THE ADMINISTRATIVE AGENT AND THE LENDERS PARTY HERETO TO ENTER INTO THIS FIRST AMENDMENT, EACH OF THE RELEASING PARTIES HEREBY UNCONDITIONALLY WAIVES AND FULLY AND FOREVER RELEASES, REMISES, DISCHARGES AND HOLDS HARMLESS THE RELEASED PARTIES FROM ANY AND ALL RELEASED CLAIMS, WHICH ANY OF THE RELEASING PARTIES HAS OR MAY ACQUIRE IN THE FUTURE RELATING IN ANY WAY TO ANY EVENT, CIRCUMSTANCE, ACTION OR FAILURE TO ACT AT ANY TIME ON OR PRIOR TO THE FIRST AMENDMENT EFFECTIVE DATE, SUCH WAIVER, RELEASE AND DISCHARGE BEING MADE WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CIRCUMSTANCES AND EFFECTS OF SUCH WAIVER, RELEASE AND DISCHARGE, AND AFTER HAVING CONSULTED LEGAL COUNSEL OF ITS OWN CHOOSING WITH RESPECT THERETO. THIS PARAGRAPH IS IN ADDITION TO ANY OTHER RELEASE OF ANY OF THE RELEASED PARTIES BY THE RELEASING PARTIES AND SHALL NOT IN ANY WAY LIMIT ANY OTHER RELEASE, COVENANT NOT TO SUE OR WAIVER BY THE RELEASING PARTIES IN FAVOR OF THE RELEASED PARTIES.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed effective as of the date first written above.

BORROWER:	AMPLIFY ENERGY OPERATING LLC, a Delaware limited liability company

	By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Senior Vice President and Chief Financial Officer

GUARANTOR:	AMPLIFY ACQUISITIONCO INC., a Delaware corporation

	By:	/s/ Robert. L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Senior Vice President and Chief Financial Officer

AMPLIFY ENERGY SERVICES LLC, a Delaware limited liability company

	By:	/s/ Robert. L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Senior Vice President and Chief Financial Officer

COLUMBUS ENERGY, LLC, a Delaware limited liability company

	By:	Amplify Energy Operating LLC, its sole member

	By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Senior Vice President and Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

BETA OPERATING COMPANY, LLC, a Delaware limited liability company

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Chief Financial Officer

SAN PEDRO BAY PIPELINE COMPANY, a California corporation

By:	/s/ Robert L. Stillwell, Jr.
Name: Robert L. Stillwell, Jr.
Title: Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

ADMINISTRATIVE AGENT:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Bank and a Lender

	By:	/s/ Kevin Davidson
Name: Kevin Davidson
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Theresa M. Benson
Name: Theresa M. Benson
Title: Authorized Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Raza Jafferi
Name: Raza Jafferi
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	CITIBANK, N.A., as a Lender

	By:	/s/ Jeff Ard
Name: Jeff Ard
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	BARCLAYS BANK PLC, as a Lender

	By:	/s/ Sydney G. Dennis
Name: Sydney G. Dennis
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	COMPASS BANK, as a Lender

	By:	/s/ Rachel Festervand
Name: Rachel Festervand
Title: Sr. Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	COMERICA BANK, as a Lender

	By:	/s/ Gary Culbertson
Name: Gary Culbertson
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

	By:	/s/ Michael Willis
Name: Michael Willis
Title: Managing Director

	By:	/s/ David Gurghigian
Name: David Gurghigian
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	ING CAPITAL LLC, as a Lender

	By:	/s/ Charles Hall
Name: Charles Hall
Title: Managing Director

	By:	/s/ Josh Strong
Name: Josh Strong
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	NATIXIS, NEW YORK BRANCH, as a Lender

	By:	/s/ Brice Le Foyer
Name: Brice Le Foyer
Title: Director

	By:	/s/ Vikram Nath
Name: Vikram Nath
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	ROYAL BANK OF CANADA, as a Lender

	By:	/s/ Don J. McKinnerney
Name: Don J. McKinnerney
Title: Authorized Signatory

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	U.S. BANK NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Mike Warren
Name: Mike Warren
Title: Senior VP

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AMPLIFY ENERGY OPERATING LLC]

LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Michael Higgins
Name: Michael Higgins
Title: Sr. Director

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AMPLIFY ENERGY OPERATING LLC]

LENDER:	BMO HARRIS BANK, N.A., as a Lender

	By:	/s/ James V. Ducote
Name: James V. Ducote
Title: Managing Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	BRANCH BANKING AND TRUST COMPANY, as a Lender

	By:	/s/ Greg Krablin
Name: Greg Krablin
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	SANTANDER BANK, N.A., as a Lender

	By:	/s/ David O’Driscoll
Name: David O’Driscoll
Title: Senior Vice President

	By:	/s/ Mark Connelly
Name: Mark Connelly
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	CITIZENS BANK, N.A., as a Lender

	By:	/s/ David Baron
Name: David Baron
Title: Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	REGIONS BANK, as a Lender

	By:	/s/ J. Patrick Carrigan
Name: J. Patrick Carrigan
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

	By:	/s/ Anca Trifan
Name: Anca Trifan
Title: Managing Director

	By:	/s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	ASSOCIATED BANK, N.A., as a Lender

	By:	/s/ Alison K. Tregilgas
Name: Alison K. Tregilgas
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	CADENCE BANK, N.A., as a Lender

	By:	/s/ Anthony Blanco
Name: Anthony Blanco
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	ZB, N.A. DBA AMEGY BANK, as a Lender

	By:	/s/ Sam Trail
Name: Sam Trail
Title: Senior Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	SUNTRUST BANK, as a Lender

	By:	/s/ William S. Krueger
Name: William S. Krueger
Title: First Vice President

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT –

AMPLIFY ENERGY OPERATING LLC]

LENDER:	GOLDMAN SACHS BANK USA, as a Lender

	By:	/s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory

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AMPLIFY ENERGY OPERATING LLC]

LENDER:	CARGILL, INCORPORATED, as a Lender

	By:	/s/ Tyler R. Smith
Name: Tyler R. Smith
Title: Authorized Signer

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AMPLIFY ENERGY OPERATING LLC]